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                                                                    EXHIBIT 99.1



Contact: Paul Muellner                                     FOR IMMEDIATE RELEASE
Chief Financial Officer
John Q. Hammons Hotels, Inc.
417-864-4300

                      JOHN Q. HAMMONS HOTELS, INC. REPORTS
                         FIRST QUARTER BASIC EARNINGS OF
                                 $0.85 PER SHARE

(SPRINGFIELD, MO., May 10, 2004) ---- John Q. Hammons Hotels, Inc. (AMEX: JQH) today reported results for the first quarter of 2004.

FIRST QUARTER RESULTS

Basic earnings per share for the three months ended April 2, 2004 were $0.85, compared to earnings per share of $0.04 for the three months ended April 4, 2003. Net income for the 2004 three months was $4.3 million, compared to net income of $0.2 million for the 2003 quarter. Net income for the 2004 quarter, includes $3.3 million for the recapture of the limited partner's losses we absorbed in the fourth quarter of 2003. An additional $0.5 million must be recaptured before the limited partner can be allocated future earnings in minority interest.

The following represents a reconciliation of the net income, as reported, to the net income, as adjusted (in thousands):

                                                       THREE MONTHS ENDED
                                                 APR. 2, 2004     APR. 4, 2003
                                                 ------------     ------------
Net income, as reported                             $ 4,349         $   207

Deductions:
  Reallocation of minority interest earnings         (3,322)             --
                                                    -------         -------

Net income, as adjusted                             $ 1,027         $   207
                                                    =======         =======

Total revenues for the 2004 quarter were $114.4 million, an increase of 3.9% compared to the 2003 quarter. We produced EBITDA for the 2004 quarter of $33.3 million, up 8.5% compared to $30.7 million in the 2003 quarter. EBITDA margins (EBITDA to total revenues) increased to 29.1% for the 2004 quarter compared to 27.9% in 2003, primarily as a result of reductions in
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payroll, property taxes and insurance versus the 2003 quarter (See attached table for reconciliation of net income to EBITDA and for the definition of EBITDA).

Revenue Per Available Room (RevPAR) was $66.33 for the 2004 quarter, up 4.1% from the prior year's level of $63.69.

EXECUTIVE COMMENTS

"We were extremely pleased with our results this quarter," stated Mr. John Q. Hammons, Chairman and Chief Executive Officer, "The lodging industry appears to be improving and our Company should benefit."

FINANCING AND INVESTING ACTIVITIES

Since the beginning of 2003, we have reduced total debt by over $27 million, including scheduled principal amortization. Our current portion of long-term debt ($7.3 million) is attributable to scheduled principal amortization on various individual hotel mortgages.

OPERATIONS OUTLOOK

We forecast that the industry will continue recovery throughout 2004, generating RevPAR and EBITDA above our 2003 levels. This recovery should enhance our cash generation and produce favorable results as we focus on operational efficiencies.

Although we are not developing new hotels, Mr. Hammons personally has numerous projects in various stages of development, which we will manage upon completion, including properties in St. Charles and Springfield, Missouri; Junction City, Kansas; Frisco, Texas; Albuquerque, New Mexico and North Charleston, South Carolina.

John Q. Hammons Hotels, Inc. is a leading independent owner and manager of affordable upscale, full service hotels located primarily in key secondary markets. We own 47 hotels located in 20 states, containing 11,630 guest rooms or suites, and manage 13 additional hotels located in seven states, containing 3,094 guest rooms or suites. The majority of these 60 hotels operate under the Embassy Suites, Holiday Inn and Marriott trade names. Most of our hotels are located near a state capitol, university, convention center, corporate headquarters, office park or other stable demand generator. A copy of this press release announcing our earnings as well as other financial information will be available in the Investor Relations section of our website at www.jqhhotels.com.

                                       ***

NOTE - FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding, among other things, our operations outlook, business strategy, prospects and financial position. These statements contain the words "believe," "anticipate," "estimate," "expect,"
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"forecast," "project," "intend," "may," "will," and similar words. These forward-looking statements are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others:

      - General economic conditions, including the duration and severity of the current economic slowdown and the pace at which the lodging industry adjusts to the continuing war on terrorism;

      -     The impact of any serious communicable diseases on travel;

      -     Competition;

      -     Changes in operating costs, particularly energy and labor costs;

      - Unexpected events, such as the September 11, 2001 terrorist attacks, or outbreaks of war;

      - Risks of hotel operations, such as hotel room supply exceeding demand, increased energy and other travel costs and general industry downturns;

      -     Seasonality of the hotel business;

      -     Cyclical over-building in the hotel and leisure industry;

      - Requirements of franchise agreements, including the right of some franchisors to immediately terminate their respective agreements if we breach certain provisions; and

      -     Costs of complying with applicable state and federal regulations.

      These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release. We undertake no obligation to update or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

                             - - Tables Attached - -
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                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (000'S omitted, except share data)

                                                                                               THREE MONTHS ENDED
                                                                                       APRIL 2, 2004       APRIL 4, 2003
                                                                                       -------------       -------------
REVENUES:
  Rooms                                                                                $    70,188         $    67,403
  Food and beverage                                                                         30,074              29,139
  Meeting room rental, related party management fee and other                               14,114              13,588
                                                                                       -----------         -----------
    Total revenues                                                                         114,376             110,130

OPERATING EXPENSES:
  Direct operating costs and expenses:
    Rooms                                                                                   17,284              16,280
    Food and beverage                                                                       22,136              21,906
    Other                                                                                      616                 692

  General, administrative, sales and management service expenses                            36,357              36,075

  Repairs and maintenance                                                                    4,706               4,453

  Depreciation and amortization                                                             11,931              12,481
                                                                                       -----------         -----------

    Total operating expenses                                                                93,030              91,887
                                                                                       -----------         -----------

INCOME FROM OPERATIONS                                                                      21,346              18,243

OTHER INCOME (EXPENSE):
  Other income                                                                                  --                 175
  Interest expense and amortization of deferred financing fees, net of $118 and
     $178 of interest income in April 2, 2004 and April 4, 2003, respectively              (16,967)            (17,433)
                                                                                       -----------         -----------

INCOME BEFORE MINORITY INTEREST AND PROVISION FOR INCOME TAXES                               4,379                 985
  Minority interest in income of partnership                                                    --                (748)
                                                                                       -----------         -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                                                     4,379                 237
  Provision for income taxes                                                                   (30)                (30)
                                                                                       -----------         -----------

NET INCOME ALLOCABLE TO THE COMPANY                                                    $     4,349         $       207
                                                                                       ===========         ===========

BASIC EARNINGS PER SHARE:
  Net earnings allocable to Company                                                    $      0.85         $      0.04
                                                                                       ===========         ===========

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                                                5,111,270           5,083,829
                                                                                       ===========         ===========

DILUTED EARNINGS PER SHARE:
  Net earnings allocable to Company                                                    $      0.74         $      0.04
                                                                                       ===========         ===========

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                                              5,856,746           5,151,081
                                                                                       ===========         ===========

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                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
       (AMOUNTS IN THOUSANDS EXCEPT EARNINGS PER SHARE AND OPERATING DATA)

                                                                             THREE MONTHS ENDED
                                                                      APRIL 2, 2004     APRIL 4, 2003
                                                                      -------------     -------------
RECONCILIATION OF NET INCOME TO EBITDA:
Net income                                                               $  4,349         $    207
Provision for income taxes                                                     30               30
Minority interest in losses of partnership                                      0              748
Interest expense and amortization of deferred financing fees, net          16,967           17,433
Other income                                                                    0             (175)
Depreciation and amortization                                              11,931           12,481
                                                                         --------         --------
EBITDA (a)                                                               $ 33,277         $ 30,724
                                                                         ========         ========

EBITDA MARGIN (% OF TOTAL REVENUE)                                           29.1%            27.9%

(a) EBITDA is defined as income before interest income and expense, income tax expense, depreciation and amortization, minority interest, extinguishment of debt costs and other income. Management considers EBITDA to be one measure of operating performance for the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

                                                    THREE MONTHS ENDED
                                             APRIL 2, 2004    APRIL 4, 2003
                                             -------------    -------------
TOTAL OWNED HOTELS:
Occupancy                                          65.5%           62.8%
Average Room Rate                               $101.29         $101.42
RevPAR (Room Revenue per available room)        $ 66.33         $ 63.69

                                                        APR. 2,         JAN. 2,         JAN. 3,
                                                         2004            2004            2003
                                                         ----            ----            ----
SELECTED BALANCE SHEET DATA
Current Assets                                         $ 75,695        $ 54,022        $ 52,020
Total Assets                                           $835,459        $822,183        $859,972
Current Liabilities Excluding Debt                     $ 51,808        $ 41,043        $ 40,789
Current Portion of Long-Term Debt                      $  7,338        $  7,423        $ 13,683
Total Long-Term Debt Including Current Portion         $778,940        $781,072        $806,342
Total Cash and Equivalents, Restricted Cash and
   Marketable Securities                               $ 82,066        $ 61,222        $ 50,368
Net Debt                                               $696,874        $719,850        $755,974